                                                                   EXHIBIT 10.21


                          PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (referred to as "this Agreement") is made and entered into this 16th day of November, 1999, by and among Southern Pacific Petroleum U.S.A., a Nevada corporation (referred to as "Seller"), and PrimeEnergy Management Corporation, a New York corporation (referred to as "Buyer").

                                    Recitals

         Seller desires to sell, and Buyer desires to purchase, all of Seller's right, title, estate, and interest in and to the following rights, assets, properties, and interests (collectively referred to as the "Assets:"

         I. (a) the oil and/or gas wells described at Exhibit A attached hereto (individually and collectively referred to as the "Wells");

            (b) the oil, gas and minerals underlying (referred to as the "Minerals"), and the oil, gas and mineral leases, and the pooling, unitization, communitization and similar orders of governmental authorities covering, all or any portion of the lands described at Exhibit A and/or lands, spaced, pooled and/or unitized with such lands (individually and collectively referred to as the "Leases");

            (c) the lands described in the Leases and the lands spaced, pooled and/or unitized therewith (individually and collectively referred to as the "Lands");

            (d) the salt water injection wells and water supply wells located at the Lands (individually and collectively referred to as the "Disposal and Supply Wells"), and the properties (real, personal or fixtures) situated at, appurtenant to, and used in connection with, the operation of the Wells and/or the Disposal and Supply Wells (individually and collectively referred to as the "Properties"); and

            (e) all agreements, contracts, licenses, files, records, rights-of-way, and easements, but only insofar as same cover and pertain to the Minerals, the Leases, the Wells, the Disposal and Supply Wells, the Lands and/or the Properties (individually and collectively referred to as the "Agreements"). The foregoing rights, titles, estates, and interests in the Wells, the Minerals, the Leases, the Lands, the Properties, and the Agreements are collectively referred to as the "Working Interests."

         II. Donahoo, L.L.C., an Oklahoma limited liability company, and any and all rights and interests attributable to Seller's right, title, estate, and interest therein (individually and collectively referred to as the "LLC Interest").

         III. The lands described at Exhibit B attached hereto, and any and all personal property and fixtures located at or appurtenant thereto, including, without limitation, any and all saltwater disposal and injection wells located thereat (individually and collectively referred to as the "Marshall Yard Assets").

                                    Agreement

         In consideration of the foregoing premises and for the purpose of prescribing the terms and conditions of the purchase and sale of the Assets, Seller and Buyer, intending to be bound hereby, agree as follows:

         Section 1. Sale of Assets; Purchase Price. Subject to the terms and conditions of this Agreement, at the closing provided for at Section 4 of this Agreement (hereinafter referred to as the "Closing"), Seller will sell, convey, and deliver the Assets, free and clear of all "Adverse Encumbrances," as that term is defined at Section 7(a), to Buyer, and Buyer will purchase and accept delivery of the Assets from Seller, for $1,813,449.00 (U.S. Dollars) (the "Base Price") calculated as follows: (i) $1,750,000.00 for the Working Interests, (ii) $15,349.00 for the Marshall Yard Assets, and (iii) $48,100.00 for the LLC Interest. The Base Price shall be increased by the payment, if required, provided pursuant to Section 6 of this Agreement (referred to as the "Net Profits Payment"). The sum of the Base Price and the Net Profits Payment, if any, is referred to as the "Purchase Price."

         Section 2. Allocations. (a) The purchase and sale of the Assets shall be effective for all purposes as of October 1, 1999 (referred to as the "Effective Date"). Except as otherwise provided in this Section 2, all revenues, proceeds, and receipts (net of applicable production, severance, excise, windfall profit, and similar taxes) attributable to Seller's interest in the production of oil, gas, and other hydrocarbons (referred to as "Production Revenues") obtained before the Effective Date from the Wells shall belong to Seller. All revenues, proceeds, and receipts (net of applicable sales and similar taxes) attributable to Seller's interest in the sale of any of the Properties (referred to as "Properties Revenues") occurring before the Effective Date shall belong to Seller. Conversely, all Production Revenues attributable to production obtained on or after the Effective Date and all Properties Revenues attributable to the sale of Properties on or after the Effective Date shall belong to Buyer.

         (b) The amount of marketable pre-Effective Date production from the Wells operated by Buyer, which is commingled in the tanks with production obtained from those Wells on or after the Effective Date (referred to as "Pre-Effective Date Tank Oil"), shall be determined based upon a reliable measurement method or calculation mutually acceptable to the parties. Buyer's share of the Pre-Effective Date Tank Oil shall be calculated by multiplying Seller's applicable net revenue interest in the Pre-Effective Date Tank Oil by the amount of Pre-Effective Date Tank Oil, then multiplying that product by the posted price in effect on the Effective Date for such Pre-Effective Date Tank Oil, then subtracting from that product all applicable production, severance, excise, windfall profit, and similar taxes thereon (referred to as "Seller's Tank Payment"). All pre-Effective Date production from the Wells, which are not operated by Buyer, that is commingled in tanks with production obtained on or after the Effective Date, shall belong to Buyer.

         (c) All obligations, liabilities, undertakings, and expenses, including, without limitation, joint interest billings, gas balancing obligations, overhead and management fees, royalty and lease rental obligations, payments in lieu of production, net profits payments, contractual payments, and operating costs (referred to as "Obligations"), which are in any manner related to the ownership, drilling, operation, use or maintenance of the Assets or to events prior to the Effective

Date, but unsatisfied as of the Effective Date, and which are chargeable to Seller's interest in the Assets, shall be the sole obligation and responsibility of Seller. Conversely, all Obligations related to the ownership, drilling, operation, use or maintenance of the Assets or to events initially commencing on or after the Effective Date, and which are chargeable to the interests conveyed by Seller to Buyer pursuant to this Agreement, shall be the sole obligation and responsibility of Buyer.

         (d) Any party hereto that receives any Revenues owing to the other party hereto pursuant to the terms of this Agreement shall promptly deliver same to the other party. Any party hereto that receives any demand, invoice, billing or other evidence of an Obligation, which is the responsibility of the other party hereto under the terms of this Agreement, shall promptly notify that party of same for timely payment or satisfaction of the Obligation. Any party hereto that satisfies any Obligation owing pursuant to the terms of this Agreement by the other party hereto shall receive prompt reimbursement therefor by the other party hereto. Seller and Buyer will attempt with the utmost good faith, fair dealing and commercial reasonableness to agree upon all items and amounts of all allocations of Revenues, Seller's Tank Payment, and Obligations in accordance with the terms of this Agreement. If Seller and Buyer are unable to obtain such an agreement, then Buyer and Seller may each seek to enforce such party's rights as respects such allocation, all as determined in accordance with the terms of this Agreement, in such manner as may be authorized by law or equity.

         Section 3. Delivery of Purchase Price and Other Distributions. To the extent determinable and agreed upon by the parties hereto at the Closing, the amount of each allocation item provide for at Section 2 of this Agreement, which has been received by a party hereto to whom the item does not belong under the terms of this Agreement or which has been paid by a party hereto who does not owe the item under the terms of this Agreement, shall be added to or subtracted from, as applicable, the Base Price. The Base Price, as so adjusted, shall be delivered on the Closing Date by Buyer to Seller in readily available funds (U.S. Dollars) pursuant to Seller's reasonable wiring instructions. On December 20, 1999, each party hereto shall deliver to the other party hereto, a written statement reflecting on an itemized basis (to the extent the information is then available to the party) additional distributions, which that party believes are required pursuant to Section 2 of this Agreement. Buyer and Seller shall have until December 31, 1999 to reach an agreement upon all allocations theretofore proposed or made. Except with respect to contested items or amounts (referred to as the "Contested Items"), each item for which an allocation has not been made in accordance with the terms of this Agreement before January 5, 2000, shall be accounted for and paid by Seller or Buyer, as applicable, on an item-by-item basis as and when due in accordance with this Agreement. Any party hereto may seek judicial resolution of any Contested Item.

         Section 4. Closing. The purchase and sale of the Assets shall be held and consummated on or about November 15, 1999, at 9:00 a.m. at Seller's Oklahoma City office, or at such other place and time, as Buyer and Seller shall mutually agree (referred to as the "Closing Date").

         Section 5. Participation and Operating Agreements. (a) Buyer and Seller are parties to (i) a Participation Agreement dated March 18, 1993, as amended by an Amended and Restated Participation Agreement dated May 27, 1994 (referred to as the "Participation Agreement"), and (ii) a "Restated Operating Agreement," as that term is defined in the

Participation Agreement. But for the consummation of the Closing, Seller's rights and interests in certain of the Assets (sometimes referred to as the "Southwest Assets") would have been reduced under the terms of the Participation Agreement upon the occurrence of "Payout," as that term is defined in the Participation Agreement. For the purpose of calculating the "Net Profits Payment," as that term is defined in Section 6 of this Agreement, the parties hereto shall, as respects the Southwest Assets, determine if Payout would have occurred under the terms of the Participation Agreement had the purchase and sale contemplated by this Agreement not occurred. In calculating Payout, the sum of $63,449 and Seller's Tank Payment shall be subtracted from the amount remaining to be recovered by Seller under Section 1.2(c) of the Participation Agreement to obtain Payout. If the parties hereto determine that Payout would have occurred under the terms of the Participation Agreement had the purchase and sale contemplated by this Agreement not occurred, then Seller's interest in the Southwest Assets shall be reduced in accordance with Section 1.2(b) of the Participation Agreement and, from and after the date Payout would have occurred, such reduced interests shall be substituted for and used in place of the applicable interests in the Southwest Assets theretofore used in such calculation. Upon the consummation of the Closing, the Participation Agreement and the Restated Operating Agreement shall terminate and be of no further force or effect, except for obligations and rights theretofore accrued (e.g., payment of amounts owing under the terms of the Restated Operating Agreement) and except with respect to the Working Interests identified on Exhibit G attached hereto or any other Working Interest so burdened or affected.

         (b) The parties believe that each of the Working Interests identified at Exhibit G ("Burdened WI") is affected or encumbered by a preferential right or option to purchase. If any preferential right or option to purchase a Burdened WI or any other Working Interest so burdened or affected is not exercised within the period provided therefor, the Participation Agreement and the Restated Agreement shall terminate and be of no further force or effect on the day after the last day of such exercise period as respects each such Working Interest, except for obligations and rights theretofore accrued. If any preferential right or option to purchase a Burdened WI or any other Working Interest is properly exercised, the purchase price paid by the exercising party shall be added to or treated as, as applicable, Production Revenues for purposes of the calculation of the Net Profits Payment and Payout, and the Restated Operating Agreement and the Participation Agreement shall continue in accordance with their respective terms with the exercising party substituted therein for Seller.

         Section 6. Calculation of Net Profits Payment. (a) If (i) the sum of all Production Revenues attributable to production occurring from the Effective Date through September 30, 2002 (referred to as the "Pertinent Period") from the Wells, and the "Elected Development Wells" and the "Elected Farmout Wells," as those terms are defined in Section 6(b), less (ii) the sum of all Obligations incurred in connection with the ownership, drilling, use, operation or maintenance of the Working Interests, the Elected Development Wells and the Elected Farmout Wells during the Pertinent Period, including, without limitation or duplication, all expenditures, fees and other charges authorized to be billed and collected by Buyer pursuant to the Restated Operating Agreement had the purchase and sale contemplated by this Agreement not occurred, including, without limitation or duplication, the "Management Fee," as that term is defined in the Participation Agreement, exceeds the "Target Amount," as defined in this
Section 6, then Buyer shall pay to Seller that excess amount (referred to as the "Net Profits Payment"). The Net Profits Payment shall be made to Seller when due, with the final payment, if any, due no later than December 31, 2002. If the Target Amount has been reached prior to the end of the

Pertinent Period, the Net Profits Payment shall be paid monthly, commencing in the calendar month immediately succeeding the calendar month when the Target Amount has been reached in accordance with this Section 6(a), and in each calendar month thereafter that a Net Profits Payment is due in accordance with this Section 6(a). On or before December 15, 2002, Buyer shall determine if the Target Amount has been obtained for the entire Pertinent Period and promptly following such determination provide Seller with a final accounting of same. If it is determined that the sum of the Net Profits Payments made, if any, during the Pertinent Period by Buyer to Seller, exceeds the total Net Profit Payment which Seller was due, Seller shall remit that difference to Buyer no later than December 31, 2002. The "Target Amount" means the sum of $1,792,299 [i.e., ($1.75 million) + 2/3 ($15,349 + $48,100)] and all sales taxes paid by Buyer in connection with Buyer's purchase of the Assets from Seller.

         (b) The term "Farmout Well" shall mean any oil or gas well drilled on or after the Closing Date (by an entity other than Buyer or an affiliate of Buyer) at the lands described at Exhibit C attached hereto pursuant to the terms of any farmout, earnout or similar arrangement entered into before the Effective Date by Buyer and that entity, or the farmout arrangement between Buyer and Chesapeake Energy Corp., as more particularly described at Exhibit C, whereby, in each instance, the entity drilling the oil or gas well "earns" or obtains an assignment of an interest in the well being drilled. The term "Development Well" shall mean any oil or gas well drilled or recompleted on or after the Effective Date at the Lands by PrimeEnergy. The term "Development Well" shall not include any operation with respect to any Well, Development Well or Farmout Well which involves an estimated total expenditure by all cost-bearing participants in the proposed operation of less than $15,000. The term "Elected Farmout Well" shall mean a Farmout Well, which Seller has elected to include in the calculation of Payout, if applicable, and the Net Profits Payment pursuant to Section 6(d) of this Agreement. The term "Elected Development Well" shall mean a Development Well that Seller has elected to include in the calculation of Payout, if applicable, and the Net Profits Payment pursuant to Section 6(d) of this Agreement.

         (c) Within 15 days after the end of each calendar month during the Pertinent Period, Buyer will provide to Seller a report itemizing all Production Revenues and Obligations (to the extent then known by Buyer) used in the calculation of the Net Profits Payment and showing the status of Payout, and detailing all pertinent matters affecting the Working Interests. Seller shall have the same audit rights as respects matters concerning Payout or the calculation of the Net Profits Payment as provided in the Restated Operating Agreement.

         (d) At least 45 days before the commencement of each Development Well or Farmout Well in which Buyer elects to be a cost-bearing participant in such operation, Buyer will notify Seller in writing of Seller's opportunity to elect to include all Production Revenues and Obligations attributable to such Development Well or Farmout Well in the calculation of Payout, if applicable, and the Net Profits Payment. Included with such notification shall be copies of all pertinent information concerning the proposed operation, which shall be kept strictly confidential by Seller, except as for disclosure authorized by Buyer. Within 30 days after Seller's receipt of such notification, Seller shall provide Buyer with written notification whether or not Seller elects to include the proposed operation in the calculation of Payout, if applicable, and the Net Profits Payment.

         Section 7. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof, and Seller will represent and warrant to Buyer as of the Closing Date, as follows:

         (a) Title to the Working Interests. Seller has defensible title to the Working Interests, by, through, and under Seller, but not otherwise, free and clear of any and all liens, security interests, mortgages, deeds of trust, reversionary or "back-in" interests (except those terminating at the Closing), adverse claims, adverse litigation, rights vested in third parties to take production from the Wells without payment in full thereof (except the gas balancing obligations set forth at Exhibit F attached hereto), rights of refund for production heretofore taken and paid for, and assignments of production, such that, with respect to each Well, upon conveyance of the Working Interests to Buyer, (i) Buyer, by virtue of the Working Interests, will be entitled to receive from and after the Effective Date, a decimal share of the oil, gas and other hydrocarbons produced from, or allocated to, such Well, which is not less than the decimal interest set forth in the column titled "Net Revenue Interest" adjacent to the description of such Well at Exhibit A, (ii) Buyer, by virtue of the Working Interests, will be obligated from and after the Effective Date to bear a share of all costs relating to the operation of such Well, which is not more than the decimal interest set forth at the column titled "Working Interest" adjacent to the description of such Well at Exhibit A, and (iii) Buyer's ownership of the Properties from and after the Effective Date by virtue of the Working Interests will be at least that decimal interest set forth in the column titled "Working Interest" adjacent to the description of such Well at Exhibit A. Seller makes no representation or warranty with respect to the existence of any preferential right or option to purchase affecting or encumbering the Working Interests, except that Seller represents and warrants to Buyer that Seller, subsequent to Seller's acquisition of the Working Interest, has not granted or created and will not grant or create any preferential right or option to purchase affecting or encumbering any of the Working Interests.

         (b) Title to LLC Interest and Marshall Yard Assets. Seller has good and marketable title to an undivided 65% membership interest in Donahoo, L.L.C. Seller's rights, interests, and equitable ownership in an undivided 76.774% of the Marshall Yard Assets are free and clear of any and all liens, security interests, mortgages, deeds of trust, preferential rights and options to purchase, reversionary or "back-in" interests created or granted by, through or under Seller, and to Seller's actual knowledge there is no adverse claim or adverse litigation affecting the Marshall Yard Assets.

         (c) Authorization. This Agreement has been duly authorized, executed and delivered by Seller, and all instruments required hereunder to be delivered by Seller to Buyer at the Closing or thereafter shall be duly authorized, executed and delivered by Seller. This Agreement constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally.

         (d) Sale of Production. Proceeds from the sale of oil and gas from each Well attributable to Seller's applicable Net Revenue Interest identified at Exhibit A for such Well are being received by Seller in a timely manner and in accordance with the terms of the applicable purchase and sale agreement, if any, covering same.

         (e) Production and Ad Valorem Taxes. Seller is not in default in the payment of any ad valorem, property, production, severance or similar tax or assessment based upon or measured by the ownership of property comprising the Assets or the production or removal of hydrocarbons or the receipt of proceeds therefrom.

         (f) Brokers and Finders. Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Buyer shall have any responsibility whatsoever.

         (g) Consents. To Seller's actual knowledge, no consent, approval, permit or authorization of, notification to, or registration, declaration or filing with, any governmental body or authority, or any other person or entity is required to be obtained or made by Seller in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, approvals, permits, authorizations, registrations, notifications, declarations and filings customarily obtained in the oil and gas industry after the consummation of the sale of interests in oil and gas properties. Seller will make a good faith attempt to obtain all requisite consents, authorization and approvals in a timely manner.

         (h) Litigation. To Seller's knowledge, there is no suit, administrative proceeding, action, claim, investigation or inquiry or other similar proceeding pending or threatened against Seller concerning any of the Assets.

         Section 8. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof, and Buyer will represent and warrant to Seller on the Closing Date, as follows:

         (a) Organization; Qualification; Agreement Authorized and Valid. This Agreement has been duly authorized, executed and delivered by Buyer, and all instruments required hereunder to be delivered by Buyer at the Closing or thereafter shall be duly authorized, executed and delivered by Buyer. This Agreement constitutes the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally.

         (b) Brokers and Finders. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees with respect to this transaction for which Seller shall have any responsibility whatsoever.

         Section 9. Duration of Representations and Warranties; Environmental Limitation. The representations, warranties, and covenants set forth in Sections 7 and 8 of this Agreement shall survive the Closing for a period of three (3) years, and thereafter be of no force or effect. Notwithstanding any provision of this Agreement to the contrary, from and after the consummation of the Closing, Buyer will not assert any claim (whether arising on, before or after the Closing) against Seller, which arises from or is related to any injury or damage to the environment caused in any manner by or in connection with the drilling, reworking or operation of any of the Wells operated by Buyer, or the transportation, storage or sale of production therefrom ("Environmental Injury"). However, all amounts paid by Buyer in connection with an Environmental Injury, which would have been chargeable to the Working Interests under the terms of the applicable joint operating agreement or the Restated Operating Agreement covering such Working Interests, shall be included as Obligations for the purpose of determining Payout and the calculation of the Net Profits Payment.

         Section 10. Further Assurances. Concurrent with Buyer's satisfaction of Buyer's obligations to be performed by Buyer at the Closing, Seller shall convey all of Seller's right, title and interest in the Assets to Buyer at the Closing by delivering to Buyer fully and properly executed and acknowledged Assignments, Conveyances and Bills of Sale in the form attached hereto as Exhibit D (hereinafter referred to as the "Assignments"). In addition and from time to time (whether at or after Closing), as and when reasonably requested by Buyer or its successors or assigns, Seller will execute, acknowledge and deliver all such additional assignments, division orders, transfer orders, letters in lieu of transfer orders, bills of sale, instruments, files, records, documents and books in Seller's possession or under Seller's control, and take such other action as Buyer may reasonably deem necessary or desirable in order to more effectively convey and transfer to Buyer the Assets.

         Section 11. Records. From and after the Closing, Buyer shall permit Seller (and Seller's successors) reasonable access to inspect, examine and copy all Records delivered by Seller to Buyer, but such right of access shall not constitute an obligation of Buyer to maintain such Records in the same form as maintained by Seller prior to delivery thereof.

         Section 12. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions provided for in this Agreement for Buyer's consummation shall be subject to the satisfaction of each of the following conditions as of the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

         (a) Performance of This Agreement. Seller shall have duly performed or complied with all material obligations to be performed or complied with by Seller under the terms of this Agreement on and prior to the Closing Date, including the delivery of the Assignments to Buyer upon Buyer's delivery of the Purchase Price to Seller.

         (b) No Litigation. No suit, action, proceeding, investigation, injunction, inquiry or request for information by any governmental body or authority, or private party shall have been instituted or threatened which questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated by this Agreement.

         (c) Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects.

         Section 13. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions provided for in this Agreement for Seller's consummation shall be subject to the satisfaction of each of the following conditions as of the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

         (a) Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects.

         (b) Performance of This Agreement. Buyer shall have duly performed or complied with all material obligations to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date, including the delivery of the Base Price, as adjusted, to Seller upon Seller's delivery of the Assignments to Buyer.

         (c) No Litigation. No suit or action, investigation, inquiry or request for information by any government body or authority, or private party shall have been instituted or threatened which questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated by this Agreement.

         Section 14. Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated by Seller or Buyer on the Closing Date if any of the conditions precedent to such party's obligations at Closing have not been satisfied or waived on or prior to the Closing Date. Such termination shall be without waiver of and shall not be construed to limit the legal or equitable remedies of the terminating party.

         Section 15. Expenses; Sales Taxes. Except as otherwise provided in this Agreement, each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated by this Agreement. Exhibit E attached hereto sets forth the value of all Properties subject to sales taxes in connection with the sale of the Assets to Buyer. Such taxes shall be borne by Buyer. All ad valorem taxes attributable to the Assets shall be prorated based upon the Effective Date. The Purchase Price is exclusive of all applicable sales taxes and other similar taxes related to the transfer of the Assets to Buyer.

         Section 16. Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed to have been duly made on the date received. Any party may, by written notice so delivered to the other parties, change the address to which delivery shall thereafter be made.

                         (a)      Notices to Seller:

                         Southern Pacific Petroleum, U.S.A.
                         6182 South 2855 East
                         Odgen, Utah 84403

                         Attn: J. V. Browning, President

                         (b)      Notices to Buyer:

                         PrimeEnergy Management Corporation
                         5400 N.W. Grand Blvd., Suite 450
                         Oklahoma City, Oklahoma 73112-5652

                         Attn: Charles E. Drimal, Jr.

         Section 17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

         Section 18. Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

         Section 19. Expenses; Attorneys' Fees. Except as otherwise provided in this Agreement, each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated by this Agreement. The prevailing party in any lawsuit or litigation concerning the construction or interpretation of this Agreement or the breach by the party of any provision of this Agreement shall be entitled to such prevailing party's reasonable attorneys' fees and court costs.

         Section 20. Headings. The headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 21. Superseding Effect. This Agreement supersedes all prior agreements and understandings between Buyer and Seller, but only with respect to the matters addressed in this Agreement.

         Section 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and performed entirely therein.

         Section 23. Waivers. No party's rights under this Agreement will be deemed waived except by a writing signed by that party. Without limitation, the occurrence of the Closing shall not be deemed a waiver of any party's rights except its right to refuse to close.

         Section 24. Exhibits. The exhibits referred to in this Agreement are attached hereto and by this reference made a part hereof. Any reference in or denomination of an exhibit attached to this Agreement as Exhibit "A-1" shall mean the "Exhibit A" referred to in this Agreement.

         Section 25. Announcements. Seller and Buyer shall consult with each other with regard to all press releases and other announcements concerning this Agreement or the transactions contemplated by this Agreement and, except as may be required by applicable laws or the applicable rules and regulations of any governmental body or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party.

         Section 26. Partial Invalidity. If any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

         Section 27. Gas Imbalances. To Seller's knowledge the gas balancing status of the Wells is as set forth at Exhibit F, as of the date reflected on Exhibit F. All gas balancing rights of Seller and all gas balancing obligations of Seller with respect to the Wells shall be assumed by Buyer, regardless of when occurring. All pre-Effective Date gas balancing obligations of Seller relating to the Wells, which Buyer pays during the Pertinent Period to under produced third parties after rightful demand to pay same, shall be included as Obligations for the purpose of calculating the Net Profits Payment. All pre-Effective Date gas balancing rights of Seller relating to the Wells (for which Seller receives payment during the Pertinent Period from overproduced third parties after rightful demand to make same) shall be included as Production Revenues for the purpose of calculating the Net Profits Payment.

         IN WITNESS WHEREOF, Buyer and Seller have executed or caused this Agreement to be executed by an officer duly authorized as of the day and year first above written.

                                        "SELLER"

                                        "SOUTHERN PACIFIC PETROLEUM U.S.A."

                                        By: /s/ JOHN V. BROWNING
                                           ------------------------------------
                                        Name: J. V. Browning
                                        Title: President

                                        "BUYER"

                                        "PRIMEENERGY MANAGEMENT CORPORATION"

                                        By: /s/ CHARLES E. DRIMAL, JR.
                                           ------------------------------------
                                        Name: Charles E. Drimal, Jr.
                                        Title: President

BEAVER COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
BENJEGERDES              OK     BEAVER      0.043253408   0.037847530   0.037847530     0.005979130
BOND #1-19               OK     BEAVER      0.057401389   0.049199700   0.049199700     0.005995641
JOSEY #1-21              OK     BEAVER      0.013704163   0.011991250   0.011991250     0.001713080
STATE RICHMOND #1        OK     BEAVER      0.191860000   0.167877500   0.167877500
HUNT #1                  OK     BEAVER      0.671510000   0.565760464   0.565760464

CADDO COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
ALLEN RANCH #1-2         OK     CADDO       0.028895229   0.025283325   0.025283325
ALLEN RANCH #1-11        OK     CADDO       0.027340050   0.022213791   0.022213791     0.002563130
ANITA SUE #1-2           OK     CADDO       0.028895228   0.025283272   0.025283272
CATES #1                 OK     CADDO       0.068350141   0.055534494   0.055534494
CATES #11-B              OK     CADDO                                                   0.004271878
CLIFT #1                 OK     CADDO       0.086483749   0.069827140   0.069827140
CLIFT #2-11              OK     CADDO       0.034175063   0.027767240   0.027767240     0.002135940
HENRICKS #1-10           OK     CADDO       0.012838000   0.010431080   0.010431080
HENRICKS #2-10           OK     CADDO       0.019257602   0.015646620   0.015646620
HINTON, GERTIE           OK     CADDO       0.028895225   0.025283280   0.025283280
JACKSON-HENRICKS #1      OK     CADDO       0.019257602   0.015646802   0.015646802
MONTGOMERY #3A           OK     CADDO                                                   0.002854950
MOODY #1-10              OK     CADDO       0.019257609   0.015646820   0.015646820
SANDERS #1               OK     CADDO       0.034090683   0.028412420   0.028412420
SULLIVAN #1-10           OK     CADDO       0.006419201   0.005215600   0.005215600     0.001203576
WEBER #1-2               OK     CADDO       0.014447590   0.012646580   0.012646580     0.001806654

CANADIAN COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                               WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE    COUNTY        INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   --------      -----------   -----------   -----------   ----------------
JOHNSON #1-33            OK     CANADIAN      0.013670041   0.011961319   0.011961319
KASTENS UNIT             OK     CANADIAN      0.182267000   0.149819791   0.149819791
BRODERSON #1             OK     CANADIAN      0.414897200   0.349067245   0.343821000
O.A. DOW #1              OK     CANADIAN      0.637934500   0.540749200   0.540749200
O.A. DOW #2              OK     CANADIAN      0.641981560   0.544835600   0.544835600
SELECTMAN #1             OK     CANADIAN      0.318967250   0.270374583   0.270374583
WALLACE #1               OK     CANADIAN      0.478450870   0.405561900   0.405561900
WALLACE #2               OK     CANADIAN      0.414897250   0.349067091   0.349067091

CARTER COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
STATE PARK #22-A         OK     CARTER      0.043168500   0.032376380   0.032376380
STATE PARK #23-A         OK     CARTER      0.043168500   0.032376380   0.032376380

COMANCHE COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"

                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
SOVO #1                  OK    COMANCHE     0.569225830   0.461794510   0.461794510

DEWEY COUNTY, OKLAHOMA

                                EXHIBIT "A-1"

                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
BLUMER #36-A             OK      DEWEY      0.047965000   0.040710323   0.040710323
GAMBLE #1-15             OK      DEWEY      0.022483613   0.019673141   0.019673141
HURT, LEO #1 & #2        OK      DEWEY      0.003231854   0.002625882   0.002625882

ELLIS COUNTY, OKLAHOMA

                                EXHIBIT "A-1"

                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
HAGEN #33-3              OK      ELLIS      0.191860000   0.141796519   0.141796519
KATHY #1                 OK      ELLIS      0.025597860   0.022398130   0.022398130
KATHY #2-14              OK      ELLIS                                                  0.003953670
PIERSALL                 OK      ELLIS      0.095930000   0.082627210   0.082627210
SHATTUCK UNIT #2         OK      ELLIS      0.022593432   0.019768350   0.019768350
SHATTUCK UNIT #3         OK      ELLIS      0.067777078   0.059304960   0.059304960
WALTON #34-1             OK      ELLIS      0.095930000   0.070898243   0.070898243

GARFIELD COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
BENNETT UNIT              OK   GARFIELD     0.767440000   0.640812400   0.640812400
BRANSON #1                OK   GARFIELD     0.767440000   0.623545000   0.623545000
BRANSON #2                OK   GARFIELD     0.767440000   0.671510000   0.671510000
CASTEEL                   OK   GARFIELD     0.767440000   0.669711313   0.669711313
CLINE "E"                 OK   GARFIELD     0.767440000   0.671510000   0.671510000
HAFNER UNIT               OK   GARFIELD     0.767440000   0.653523130   0.653523130
ISBELL #1                 OK   GARFIELD     0.767440000   0.617789200   0.617789200
JET SALTWATER DISPOSAL    OK   GARFIELD     0.767440000   0.767440000   0.767440000
KOKOJAN                   OK   GARFIELD     0.767440000   0.671510000   0.671510000
MEYER                     OK   GARFIELD     0.767440000   0.640812400   0.640812400
PHARES "A" UNIT           OK   GARFIELD     0.767440000   0.644649600   0.644649600
SHORES                    OK   GARFIELD     0.767440000   0.670031297   0.670031297
WUERFLEIN                 OK   GARFIELD     0.767440000   0.671510000   0.671510000
BIBY #1 UNIT              OK   GARFIELD     0.719475000   0.584573440   0.584573440
CLINE                     OK   GARFIELD     0.719475000   0.629540625   0.629540620
CLINE C                   OK   GARFIELD     0.719475000   0.629540620   0.629540620
HOLT #1                   OK   GARFIELD     0.671510000   0.563588750   0.563588750
HONNOLD UNIT              OK   GARFIELD     0.719475000   0.629540620   0.629540620
HOUSTON #1                OK   GARFIELD     0.719475000   0.629540700   0.629540700
IRENE UNIT                OK   GARFIELD     0.719475000   0.629540620   0.629540620
MURPHY UNIT               OK   GARFIELD     0.719475000   0.599562810   0.599562810
OTJEN UNIT                OK   GARFIELD     0.719475000   0.629540620   0.629540620
PHARES "C" #1             OK   GARFIELD     0.623545000   0.545227130   0.545227130
STEINERT #2               OK   GARFIELD     0.680931749   0.595815304   0.595815304
WAUKOMIS STATE #1         OK   GARFIELD     0.719475000   0.585173000   0.585173000
WILSON UNIT               OK   GARFIELD     0.719475000   0.629540620   0.629540620

GARVIN COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING      NET REVENUE   NET REVENUE      OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
CORNELL #24-1            OK     GARVIN      0.353333224   0.289054217   0.289054217
MELTON JORDAN #22-1      OK     GARVIN      0.145813600   0.127586900   0.127586900
MELTON JORDAN #22-2      OK     GARVIN      0.079410867   0.069316239   0.069316239
SHEPARD #1-22            OK     GARVIN      0.022957597   0.018653089   0.018653089
STEWART #1-22            OK     GARVIN      0.032796609   0.026647222   0.026647222
C. H. GREEN #2           OK     GARVIN      0.304108280   0.239698900   0.239698900
GREEN #1                 OK     GARVIN      0.328650710   0.277699314   0.277322040
GREEN #2 UNIT            OK     GARVIN      0.323288510   0.273518610   0.273141110
JAMES-JORDAN #1          OK     GARVIN      0.389894590   0.325871447   0.308972800
JORDAN #1                OK     GARVIN      0.610807920   0.521778389   0.521587370
JORDAN-HACKLER           OK     GARVIN      0.592947970   0.503556524   0.503556520
STEPHENS-HATCHER         OK     GARVIN      0.666076440   0.562138749   0.562138749   0.003372520
STEPHENS-HATCHER A #1    OK     GARVIN      0.694086220   0.581520201   0.581520200

GRADY COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
CLARK #1-16              OK     GRADY       0.062654566   0.050408000   0.050408000
CLARK #2-16              OK     GRADY                     0.003417500   0.003417500
STATE #2-16              OK     GRADY       0.062654566   0.050408000   0.050408000

HARPER COUNTY, OKLAHOMA
-----------------------



                                 EXHIBIT "A-1"

                                               WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER     STATE     COUNTY     INTEREST          OIL           GAS        ROYALTY INTEREST
--------------------     -----     ------    -----------    -----------    -----------   -----------------
HENNIGH#1                 OK       HARPER    0.767440000    0.671510000    0.671510000
LOTSPIECH#1               OK       HARPER    0.500976950    0.438354831    0.438354831
LOTSPIECH#2               OK       HARPER    0.680808190    0.595707164    0.595707164

KINGFISHER COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                                WORKING       NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY          INTEREST        OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------        -----------   -----------   -----------   ----------------
BETTY LOU#15-A           OK     KINGFISHER                                                 0.022783400
SEDLAK#12-1              OK     KINGFISHER    0.255816534   0.223864617   0.223864617
SOONER TREND UNIT        OK     KINGFISHER    0.092674351   0.081090057   0.081090057
FOREMAN UNIT             OK     KINGFISHER    0.767440000   0.671510000   0.671510000
SEDLAK#11-1              OK     KINGFISHER    0.729068000   0.603759438   0.603759438

LINCOLN COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"

                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
DONAHOO UNIT             OK     LINCOLN     0.767440000   0.671510000   0.671510000
MARATHON                 OK     LINCOLN     0.767440000   0.607246110   0.607246110
OPAL GOODBERY SWD        OK     LINCOLN     0.767440000
LOWE                     OK     LINCOLN     0.740780453   0.606213522   0.606213522
DONAHOO#4                OK     LINCOLN     0.479650000   0.419693750   0.419693750

LOGAN COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
FAUST "A"                OK      LOGAN      0.067151000   0.050367085   0.050367085
HAKEN                    OK      LOGAN      0.767440000   0.671510000   0.671510000
NIDA                     OK      LOGAN      0.767440000   0.671510000   0.671510000
STROTHMAN                OK      LOGAN      0.767440000   0.671510000   0.671510000
BOWDEN "B"               OK      LOGAN      0.710319440   0.608392972   0.608393050
HILL #1                  OK      LOGAN      0.395711250   0.324606860   0.324606860
STAGNER                  OK      LOGAN      0.719475000   0.629540620   0.629540620
WLBSU                    OK      LOGAN      0.483014400   0.414771160   0.414771160      0.001288150

MAJOR COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
BIERIG, C.R.             OK     MAJOR       0.184650500   0.161569188   0.161569188
GARMAN #1-20             OK     MAJOR       0.263807500   0.224835962   0.224835962
GILCHRIST 1-36           OK     MAJOR       0.060852224   0.049442461   0.049442461
MEISTER #1-21            OK     MAJOR       0.167877500   0.142302404   0.142302404
PICO #20-1               OK     MAJOR                                                   0.014162300
STAMBAUGH UNIT           OK     MAJOR       0.086969801   0.072204402   0.072204402
THOMPSON #1-18           OK     MAJOR       0.093011048   0.081384643   0.081384643
THOMPSON #2-21           OK     MAJOR       0.167877500   0.142302404   0.142302404
WHITE #1                 OK     MAJOR       0.067659030   0.059201614   0.059201614
WOODRING UNIT            OK     MAJOR       0.017399399   0.014665476   0.014665476
RYEL                     OK     MAJOR       0.767440000   0.651364700   0.651364700
DICKSON, ARCHIE          OK     MAJOR       0.178519210   0.156203970   0.156203970
SANDER #1 UNIT           OK     MAJOR       0.182740890   0.154874300   0.154874300
SANDER #2-20             OK     MAJOR       0.219373490   0.185949000   0.185949000
THOMPSON #1              OK     MAJOR       0.159483625   0.135187436   0.135187436
WESTPHAL #1-27           OK     MAJOR       0.178519210   0.156203970   0.156203970

NOBLE COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                                WORKING       NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY          INTEREST        OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------        -----------   -----------   -----------   ----------------
PERRY OKLAHOMA #1        OK     NOBLE         0.191860000   0.155886250   0.155886250
BOOTEN #5                OK     NOBLE         0.767440000   0.671510000   0.671510000
BOOTEN #8                OK     NOBLE         0.767440000   0.671510000   0.671510000

OKLAHOMA COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"

                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE    COUNTY      INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   --------    -----------   -----------   -----------   ----------------
CANDY #1-5               OK     OKLAHOMA    0.091133500   0.074045981
ZIEGELGRUBER #1          OK     OKLAHOMA    0.182267000   0.148091929

PAYNE COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"

                                                WORKING     NET REVENUE   NET REVENUE     OVERRIDING
WELL NAME AND NUMBER    STATE     COUNTY       INTEREST        OIL           GAS       ROYALTY INTEREST
--------------------    -----   -----------   -----------   -----------   -----------  ----------------
PERRY OKLAHOMA #1        OK     NOBLE/PAYNE   0.191860000   0.155886250   0.155886250
BOOTEN #8                OK     NOBLE/PAYNE   0.767440000   0.671510000   0.671510000
BOOTEN #5                OK     NOBLE/PAYNE   0.767440000   0.671510000   0.671510000

POTTAWATOMIE COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"

                                                 WORKING       NET REV       NET REV       OVERRIDING
WELL NAME AND NUMBER    STATE      COUNTY       INTEREST         OIL           GAS      ROYALTY INTEREST
--------------------    -----   ------------   -----------   -----------   -----------  ----------------
STATE "P" UNIT           OK     POTTAWATOMIE   0.767440000   0.639533310   0.639533310

TEXAS COUNTY, OKLAHOMA

                                 EXHIBIT "A-1"

                                                WORKING     NET REVENUE   NET REVENUE     OVERRIDING
WELL NAME AND NUMBER    STATE     COUNTY       INTEREST        OIL           GAS       ROYALTY INTEREST
--------------------    -----   -----------   -----------   -----------   -----------  ----------------
BASEY #2-22              OK        TEXAS      0.347746250   0.276808050   0.276808050     0.011991250
BASEY #3-33              OK        TEXAS                                                  0.011991250

WOODWARD COUNTY, OKLAHOMA


                                 EXHIBIT "A-1"


                                             WORKING        NET REV       NET REV        OVERRIDING
WELL NAME AND NUMBER    STATE   COUNTY       INTEREST         OIL           GAS       ROYALTY INTEREST
--------------------    -----   ------      -----------   -----------   -----------   ----------------
BRANKEL                  OK    WOODWARD     0.097261047   0.085104568   0.085104568
HOPKINS "B"              OK    WOODWARD     0.140002240   0.122501840   0.122501840
HOPKINS "G"1             OK    WOODWARD     0.174214787   0.152438380   0.152438380
MILLER#1                 OK    WOODWARD     0.191860000   0.167877500   0.167877500
MILLER#1-33              OK    WOODWARD                                               0.023982500
HENDERSON                OK    WOODWARD     0.305776870   0.267554761   0.267554761   0.001648460
PENICK                   OK    WOODWARD     0.620378290   0.535182940   0.535182940

                                  Exhibit "B"

                               MARSHALL YARD AND
                                JET #1 SWD WELL
                               -----------------

         The surface and surface estate only in and to the following described real property in Garfield County, Oklahoma:

         A tract of land in the northeast corner of the Southeast Quarter of the Northeast Quarter (SE/4 NE/4) of Section Twenty-six (26), Township Twenty (20) North, Range Four (4) West, described as follows:

         Beginning at the point of intersection of the westerly edge of the right of way for Oklahoma State Highway No. 74 and the north line of the SE/4 of the NE/4 of said Section 26; thence westerly along the north line of said SE/4 of NE/4 a distance of 466.69 feet to a point; thence southerly 466.69 feet to a point 466.69 feet west of the westerly edge of said right of way; thence easterly and parallel to the north line of said SE/4 of NE/4 466.69 feet to a point on the west edge of said right of way and 466.69 feet south of the point of beginning; and thence northerly along the westerly edge of said right of way 466.69 feet more or less, to the point of beginning, containing five (5) acres, more or less.

         SUBJECT TO AND SAVE AND EXCEPT: All mineral grants and reservations, easements, rights-of-way, restrictions, and ordinances burdening or affecting the above-described property and of public record in Garfield County, Oklahoma or visible or apparent on the ground.

                                  EXHIBIT "C"

                                 Farmout Wells

1.       Weber #1-2 Well located in the West Half (W/2) of Section 2, Township
         6 North, Range 9 West of Caddo County, Texas is subject to that certain Farmout Agreement dated August 10, 1995, by and between Southern Pacific Petroleum, USA, as Farmor, and Key Production Company, Inc., as Farmee.

2. Hendericks #1-10 Well located in Section 10, Township 6 North, Range 9 West of Caddo County, Texas is subject to that certain Letter Agreement dated October 23, 1995, by and between Gas Development Corporation and Southern Pacific Petroleum, USA.

3. Clift #2-11 Well located in Section 11, Township 6 North, Range 9 West of Caddo County, Texas is subject to that certain Farmout Agreement dated August 12, 1996, by and between Southern Pacific Petroleum, USA, Farmor, and PrimeEnergy Management Corporation, Farmee.

4.       Allen Ranch #1-11 Well located in Section 11, Township 6 North, Range
         9 West of Caddo County, Texas is subject to that certain Farmout Agreement dated July 8, 1997, by and between Southern Pacific Petroleum, USA, Farmor, and PrimeEnergy Management Corporation, Farmee.

5. Allen Ranch #2-11 Well located in Section 11, Township 6 North, Range 9 West of Caddo County, Texas is subject to that certain Farmout Agreement dated December 22, 1998, by and between Southern Pacific Petroleum, USA, Farmor, and Gas Development Corporation, Farmee.

6. Betty Lou #15-A Well located in Section 15, Township 16 North, Range 9 West of Kingfisher County, Texas is subject to that certain Farmout Agreement dated August 19, 1993, by and between PrimeEnergy Management Corporation and Southern Pacific Petroleum, USA, Farmor, and Ricks Exploration, Inc. Farmee.

7. Pico #20-1 Well located in the North East Quarter (NE/4) of Section 20, Township 20 North, Range 15 West of Major County, Oklahoma is subject to that certain Farmout Agreement dated June 18, 1998, by and between PrimeEnergy Corporation and Southern Pacific Petroleum, USA, Farmor, and Comanche Resources Company, Farmee.

8.       Hennigh Lease covering Lots 2, 3, 4, 5 & 6, N/2 SE/4 and NE/4 of
         Section 22 and Section 15, Township 29 North, Range 25 West, Harper County, Oklahoma, dated October 1, 1999, by and between PrimeEnergy Management Corporation and Southern Pacific Petroleum, USA, Farmor, and Chesapeake Exploration Limited Partnership, Farmee.

9. Montgomery 3A Well located in the Northeast Quarter of the Southwest Quarter of the Northeast Quarter (NE/4 SW/4 NE/4) of Section 3, Township 6 North, Range 9 West, Caddo County, Oklahoma is subject to that certain Farmout Agreement dated January 1, 1994, by and between Excelco Energy, Inc., as Farmor, and Ricks Exploration, Inc., as Farmee.

10.      Harold Sanders #1-3 Well located in the Southeast Quarter (SE/4) of
         Section 3, Township 6 North, Range 9 West, of Section 3, Township 6 North, Range 9 West, Caddo County, Oklahoma is subject to that certain Farmout Agreement dated October 1, 1999, by and between PrimeEnergy Management Corporation and Southern Pacific Petroleum, USA, as Farmor, and Barrett Resources Corporation, as Farmee.

11. Phillips #2-33 Well located in the Southeast Quarter (SE/4) of Section 33, Township 25 North, Range 18 West, Woodward County, Oklahoma is subject to that certain Farmout Agreement dated February 12, 1999, by and between Southern Pacific Petroleum, USA, as Farmor, and ONEOK Resources Company, as Farmee.

12. Phillips #3-33 Well located in the Southeast Quarter (SE/4) of Section 33, Township 25 North, Range 18 West, Woodward County, Oklahoma is subject to that certain Farmout Agreement dated August 3, 1999, by and between Southern Pacific Petroleum, USA, as Farmor, and ONEOK Resources Company, as Farmee.

13. Wheeler Gas Unit Development Well to be located in the Northeast Quarter (NE/4) of Section 3, Township 24 North, Range 18 West, Woodward County, Oklahoma is subject to that certain Letter Agreement dated June 23, 1999, by and between PrimeEnergy Management Corporation and Southern Pacific Petroleum USA, as Farmors, and Apache Corporation, as Farmee.

14. Kathy #2-14 Well located in the Northwest Quarter (NW/4) of Section 14, Township 22 North, Range 25 West, Ellis County, Oklahoma, is subject to that certain Farmout Agreement dated November 25, 1996 between PrimeEnergy Management Corporation and Southern Pacific Petroleum USA, as Farmors, and Strat Land Exploration Company, as Farmee.

                                   EXHIBIT D

                                     MASTER

                     ASSIGNMENT, CONVEYANCE AND BILL OF SALE

     For and in consideration of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Southern Pacific Petroleum U.S.A., a Nevada corporation ("Seller"), does hereby sell, assign, convey, and transfer unto PrimeEnergy Management Corporation, a New York corporation, 5400 N.W. Grand Boulevard, Suite 450, Oklahoma City, Oklahoma 73112-5652 ("Buyer"), all of the right, title, and interest of Seller in and to the following assets and properties (collectively referred to as the "Assets"):

     I.  (a)  the oil and/or gas wells described at Exhibit A attached;

         (b) the oil, gas and minerals underlying (the "Minerals"), and the oil, gas and mineral leases, and the pooling, unitization, communitization and similar orders of governmental authorities covering, all or any portion of the lands described at Exhibit A and/or lands, spaced, pooled and/or unitized with such lands (the "Leases");

         (c) the lands described in the Leases and the lands spaced, pooled and/or unitized therewith (the "Lands");

         (d) the salt water injection wells and water supply wells located at the Lands (the "Disposal and Supply Wells"), and the properties (real, personal or fixtures) situated at, appurtenant to, and used in connection with, the operation of any of the Wells and/or the Disposal and Supply Wells (the "Properties"); and

         (e) all agreements, contracts, licenses, files, records, rights-of-way, and easements, but only insofar as same cover and pertain to any of the Minerals, the Leases, the Wells, the Disposal and Supply Wells, the Lands and/or the Properties (the "Agreements"). The foregoing rights, titles, estates, and interests in the Wells, the Minerals, the Leases, the Lands, the Properties, and the Agreements are collectively referred to as the "Working Interests."

     II. Donahoo, L.L.C., an Oklahoma limited liability company, and any and all rights and interests attributable to Seller's right, title, estate, and interest therein (individually and collectively referred to as the "LLC Interest").

     III. The lands described at Exhibit B attached hereto, and any and all personal property and fixtures located at or appurtenant thereto, including, without limitation, any and all saltwater disposal and injection wells located thereat (individually and collectively referred to as the "Marshall Yard Assets").

          THAT PORTION OF THE WORKING INTERESTS WHICH CONSISTS OF PERSONAL PROPERTY, MACHINERY, FIXTURES, CASING, EQUIPMENT, PIPES, TUBING, AND MATERIALS IS HEREBY SOLD, ASSIGNED, AND ACCEPTED

BY BUYER IN THEIR "WHERE IS, AS IS" CONDITION, WITHOUT ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS PORTION OF THIS ASSIGNMENT ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW, RULE OR ORDER.

          To the extent transferable, the Seller conveys to Buyer the benefit of, and the right to enforce, all covenants and warranties that the Seller is entitled to enforce with respect to the Assets, including full substitution and subrogation of all prior rights in warranty, and the benefit of and the right to enforce all rights accruing under statutes of limitation or prescription, but reserving unto the Seller any and all choses in action and causes of action related to any matter, event or circumstance occurring prior to October 1, 1999, except rights associated with gas imbalances.

          TO HAVE AND TO HOLD the Assets unto Buyer, Buyer's successors and assigns, forever.

          This Assignment, Conveyance and Bill of Sale may be executed in any number of counterparts, each of which shall be considered an original for all purposes. Seller and Buyer shall also execute assignments, conveyances and bills of sale of the Assets on a county-by-county basis (the "County Assignments"). The County Assignments will not include all the terms of this Assignment, Conveyance and Bill of Sale. If there are any inconsistencies between the County Assignments and this Assignment, Conveyance and Bill of Sale, the terms of this Assignment, Conveyance and Bill of Sale shall govern and control. This Assignment, Conveyance and Bill of Sale is made subject in all respects to a Purchase and Sale Agreement dated November __,1999 (the "Agreement"), between Seller and Buyer. The Agreement and all the terms thereof shall survive the delivery of this Assignment, Conveyance and Bill of Sale to Buyer. If there are any inconsistencies between this Assignment, Conveyance and Bill of Sale and the Agreement, the terms of the Agreement shall govern and control.

          This Assignment, Conveyance and Bill of Sale is executed and delivered this ___ day of November, 1999, but shall be effective for all purposes as of the 1st day of October, 1999.

                                          "SELLER"

                                          "SOUTHERN PACIFIC PETROLEUM U.S.A."

                                          By:
                                             ----------------------------------
                                          Name: J. V. Browning
                                          Title: President

                                          "BUYER"

                                          "PRIMEENERGY MANAGEMENT CORPORATION"

                                          By:
                                             ----------------------------------
                                          Name: Charles E. Drimal, Jr.
                                          Title: President

STATE OF OKLAHOMA        )
                         )  ss:
COUNTY OF OKLAHOMA       )

          This instrument was acknowledged before me on November __ 1999, by
J. V. Browning, as President of Southern Pacific Petroleum U.S.A., a Nevada corporation, on behalf of the corporation.

(Seal)
                                          --------------------------------------
                                          Notary Public

                                          My Commission Expires:
                                                                --------------
STATE OF OKLAHOMA        )
                         )   ss:
COUNTY OF OKLAHOMA       )

          This instrument was acknowledged before me on November __, 1999, by Charles E. Drimal, Jr., as President of PrimeEnergy Management Corporation, a New York corporation, on behalf of the corporation.

(Seal)
                                          --------------------------------------
                                          Notary Public

                                          My Commission Expires:
                                                                -------------
                                       3

                                   EXHIBIT D

                                              COUNTY
                            -----------------

                     ASSIGNMENT, CONVEYANCE AND BILL OF SALE

          For and in consideration of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Southern Pacific Petroleum U.S.A., a Nevada corporation ("Seller"), does hereby sell, assign, convey, and transfer unto PrimeEnergy Management Corporation, Inc., a New York corporation, 5400 N.W. Grand Boulevard, Suite 450, Oklahoma City, Oklahoma 73112-5652 ("Buyer"), all of the right, title, and interest of Seller in and to the following assets and properties (collectively referred to as the "Assets"):

   I. (a) the oil and/or gas wells described at Exhibit A attached hereto (the "Wells");

          (b) the oil, gas and minerals underlying (referred to as the "Minerals"), and the oil, gas and mineral leases, and the pooling, unitization, communitization and similar orders of governmental authorities covering, all or any portion of the lands described at Exhibit A and/or lands, spaced, pooled and/or unitized with such lands (the "Leases");

          (c) the lands described in the Leases and the lands spaced, pooled and/or unitized therewith (the "Lands");

          (d) the salt water injection wells and water supply wells located at the Lands (individually and collectively referred to as the "Disposal and Supply Wells"), and the properties (real, personal or fixtures) situated at, appurtenant to, and used in connection with, the operation of any of the Wells and/or the Disposal and Supply Wells (the "Properties"); and

          (e) all agreements, contracts, licenses, files, records, rights-of-way, and easements, but only insofar as same cover and pertain to any of the Minerals, the Leases, the Wells, the Disposal and Supply Wells, the Lands and/or the Properties (individually and collectively referred to as the "Agreements").

          The foregoing rights, titles, estates, and interests in the Wells, the Minerals, the Leases, the Lands, the Properties, and the Agreements are collectively referred to as the "Working Interests."

          TO HAVE AND TO HOLD the Assets unto Buyer, Buyer's successors and assigns, forever.

          This Assignment, Conveyance and Bill of Sale is executed and delivered this ____ day of November, 1999, but shall be effective for all purposes as of the 1st day of October, 1999.

                                          "SELLER"

                                          "SOUTHERN PACIFIC PETROLEUM U.S.A."

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          "BUYER"

                                          "PRIMEENERGY MANAGEMENT CORPORATION,
                                          INC."

                                          By:
                                             -----------------------------------
                                          Name: Charles E. Drimal, Jr.
                                          Title: President

STATE OF OKLAHOMA   )
                    ) ss:
COUNTY OF OKLAHOMA  )

          This instrument was acknowledged before me on November ___, 1999, by _________ , as _____ of Southern Pacific Petroleum U.S.A., a Nevada corporation, on behalf of the corporation.

(Seal)
                                          --------------------------------------
                                          Notary Public

                                          My Commission Expires:
                                                                ----------------
STATE OF OKLAHOMA   )
                    ) ss:
COUNTY OF OKLAHOMA  )

          This instrument was acknowledged before me on November ___, 1999, by Charles E. Drimal, Jr., as President of PrimeEnergy Management Corporation, Inc., a New York corporation, on behalf of the corporation.

(Seal)

                                          --------------------------------------
                                          Notary Public

                                          My Commission Expires:
                                                                ----------------
                                       2

                                  EXHIBIT "E"

SALES AND USE TAX DETAIL WORKSHEET



WELLS/INVOICES             TOTAL SALES       STATE TAX         CITY/COUNTY TAX   CITY COUNTY       TOTAL
                                                                                   TAX DUE        TAX DUE
SALES TAX                                      4.5%
--------------             -----------       ---------         ---------------   -----------     ---------
No county/city tax       $  42,607.00      $  1,917.32                         $     0.00       $ 1,917.32

Canadian Cnty (0988)     $  22,712.00      $  1,022.04            0.350%       $    79.49       $ 1,101.53

Garvin Cnty Wells        $  22,109.00      $    994.91                         $     0.00       $   994.91

Kingfisher Co            $  37,415.00      $  1,683.68            0.500%       $   187.08       $ 1,870.75
Co. tax (3788)

Beaver Co                $   5,846.00      $    263.07            2.000%       $   116.92       $   379.99
Co. tax (0488)

Harper Co                $  10,958.00      $    493.11            2.000%       $   219.16       $   712.27
Co. tax (3088)

Caddo Co                 $   5,380.00      $    242.10            0.500%       $    26.90       $   269.00
Co. tax (0888)

Comanche Co              $   4,127.00      $    185.72            0.250%       $    10.32       $   196.03
Co. tax (1688)

Dewey Co                 $     493.00      $     22.19            0.500%       $     2.47       $    24.65
Co. tax (2288)

Ellis Co                 $   5,708.00      $    256.86            1.000%       $    57.08       $   313.94
Co. tax (2388)

Lincoln Co               $  40,807.00      $  1,836.32            1.000%       $   408.07       $ 2,244.39
Co. tax (4188)

Noble Co                 $   3,876.00      $    174.42            0.250%       $     9.69       $   184.11
Co. tax (5388)

Pottawatomie Co          $  11,427.00      $    514.22            1.000%       $   114.27       $   628.49
Co. tax (6388)

Marshall Wells           $  93,532.00      $  4,208.94            1.000%       $   935.32       $ 5,144.26
Logan Cnty (4288)

Texas Co                 $   1,947.00      $     87.62            1.000%       $    19.47       $   107.09
Co. tax (7088)

Marshall Wells           $ 169,857.00      $  7,643.57            0.250%       $   424.64       $ 8,068.21
Garfield Cnty (2488)

Woodward Co              $  10,308.00      $    463.86            0.200%       $    20.62       $   484.48
Co. tax (7788)

SALES TAX DUE            $ 489,109.00      $ 22,009.91                         $ 2,631.49       $24,641.39

DISCOUNT                                                         (2.250)%                       $  (554.43)

TOTAL SALES TAX DUE                                                                             $24,086.96

                                   EXHIBIT F

UNIT                                            VOLUME MCF      STATEMENT
NUMBER      UNIT NAME            OPERATOR       OVER (UNDER)      DATE             COMMENTS
---------------------------------------------------------------------------------------------------------------------------
JIP AND EXCLUDED
 10263  Allen Ranch #1-2    Apache Corporation          507      10/1/99
 10259  Allen Ranch #1-11   Apache Corporation       (1,265)     10/1/99
 10260  Anita Sue #1-2      Apache Corporation         (174)     10/1/99
 10258  Clift #2-11         Apache Corporation         (512)     10/1/99
 10257  Hendricks #1-10     Apache Corporation         (953)     10/1/99
 10262  Hendricks #2-10     Apache Corporation           92      10/1/99
 10210  Miller Unit #1      Apache Corporation       (4,292)     10/1/99    Balancing
 10238  Sullivan #1-10      Apache Corporation      (20,625)     10/1/99
 10256  Weber #1-2          Apache Corporation          582      10/1/99
 10246  Piersall            Crescendo Res.            8,188       7/1/99    Balancing
 10244  Brankel #1          Cross Timbers               (69)      4/1/97    New Operator
 10257  Hendricks #1-10     Gas Development          (1,464)      6/1/97
 10204  Kathy #1            Gothic Energy            (1,384)      6/1/99
 10219  Shattuck Unit #2    Gothic Energy            (1,630)      6/1/99
 10220  Shattuck Unit #3    Gothic Energy             9,212       6/1/99
 10232  Thompson #1-18      Kaiser Francis            4,536       2/1/99
 10245  Hopkins "B" #1      Marathon Oil Co.         (7,036)      8/1/99    Balancing at double the interest since 1/95
 10181  Basey #2-22         Plains Petroleum            826       6/1/99
 10186  Cates #1            Ricks Exploration          (352)      9/1/99
 10195  Gertie Hinton       Ricks Exploration         3,308       9/1/99
 10215  Sanders #1          Ricks Exploration           139       9/1/99
 10248  State Park #22-A    Ricks Exploration        46,482       9/1/99
 10249  State Park #23-A    Ricks Exploration        38,056       9/1/99
 10243  Bierig, C.R.        Samson Resources         (1,874)      6/1/99    Balancing
 10187  Finis Clark #1-16   Seagull Midcon, Inc.    (18,999)      5/1/99
 10228  State of OK #2-16   Seagull Midcon, Inc.    (19,533)      3/1/99
 10211  Moody #1-10         Unit Petroleum             (102)      7/1/99


Prepared by Glinda Collins        Page 1 of 2

  UNIT                                            VOLUME MCF       STATEMENT
 NUMBER   UNIT NAME         OPERATOR             OVER (UNDER)        DATE              COMMENTS
 ------   ---------         --------             ------------      ---------           --------
 JIP AND EXCLUDED
  10193 Gamble #1-15      Vastar Resources           (33,548)        5/1/99     Balancing - at the rate of 9% to 10% per month. Gas
                                                                                Balancing Agreement per JOA
  10201 Johnson #1-33     Vintage Petroleum             (110)        9/1/99

 OPERATED PROPERTIES:

  10151 Archie Dickson    POC                            (46)       10/1/99     Balancing
  10159 Henderson         POC                          3,604        10/1/99     Balancing
  10152 Sanders #1        POC                         14,432        10/1/99     Balancing
  10153 Sanders #2        POC                          7,762        10/1/99     Balancing
  10154 Thompson #1       POC                             39        10/1/99     Balancing
  10155 Westphal #1       POC                           (245)       10/1/99     Balancing

                                             TOTAL    23,552



Prepared by Glinda Collins        Page 2 of 2

                                  EXHIBIT "G"

                WORKING INTERESTS SUBJECT TO PREFERENTIAL RIGHTS

                                                   WORKING         NET REVENUE    NET REVENUE
WELL NAME AND NUMBER       STATE      COUNTY       INTEREST           OIL             GAS
--------------------       -----      ------       --------        -----------    -----------
HURT, LEO #1 & #2           OK        DEWEY      0.003231854       0.002625882    0.002625882
HAGEN #33-1                 OK        ELLIS      0.191860000       0.141796519    0.141796519
WALTON #34-1                OK        ELLIS      0.095930000       0.070898243    0.070898243
CLARK #1-16                 OK        GRADY      0.062654566       0.050408000    0.050408000
SOONER TREND UNIT           OK     KINGFISHER    0.092674351       0.081090057    0.081090057
MEISTER #1-21               OK        MAJOR      0.167877500       0.142302404    0.142302404
STAMBAUGH UNIT              OK        MAJOR      0.086969801       0.072204402    0.072204402
WOODRING UNIT               OK        MAJOR      0.017399399       0.014665476    0.014665476
PERRY OKLAHOMA #1           OK     NOBLE/PAYNE   0.191860000       0.155886250    0.155886250
ZIEGELGRUBER #1             OK      OKLAHOMA     0.182267000       0.148091929    0.148091929
BASEY #2-22                 OK        TEXAS      0.347746250       0.276808050    0.276808050
MILLER #1                   OK      WOODWARD     0.191860000       0.167877500    0.167877500